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                                                                    Exhibit 99.2

                                 CERTIFICATIONS

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Larry E. Finger, the Senior Vice President - Chief Financial Officer and Treasurer of Federal Realty Investment Trust (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the year ending December 31, 2002 (the "Report"). The undersigned hereby certifies that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation

          A signed original of this written statement required by Section 906 has been provided to Federal Realty Investment Trust and will be retained by Federal Realty Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: March 26, 2003              /s/ Larry E. Finger
                                  -------------------
                                  NAME: Larry E. Finger
                                  TITLE: Senior Vice President - Chief Financial
                                  Officer and Treasurer

                                     - F50 -